Exhibit 99.3

UNITED STATES OF AMERICA

DEPARTMENT OF THE TREASURY

OFFICE OF THE COMPTROLLER OF THE CURRENCY

In the Matter of:	)
)
Citibank, National Association	)	AA-EC-2020-64
Sioux Falls, South Dakota	)
)

CONSENT ORDER

WHEREAS, the Office of the Comptroller of the Currency (“OCC”) has supervisory authority over Citibank, National Association (“Bank”);

WHEREAS, the OCC intends to initiate cease and desist proceedings against the Bank pursuant to 12 U.S.C. § 1818(b), through the issuance of a Notice of Charges, for deficiencies in its data governance, risk management, and internal controls that constitute unsafe or unsound practices and that contributed to violations of law or regulation;

WHEREAS, in the interest of cooperation and to avoid additional costs associated with administrative and judicial proceedings with respect to the above matter, the Bank, by and through its duly elected and acting Board of Directors (“Board”), consents to the issuance of this Consent Order (“Order”), by the OCC through the duly authorized representative of the Comptroller of the Currency (“Comptroller”); and

NOW, THEREFORE, pursuant to the authority vested in the OCC by Section 8(b) of the Federal Deposit Insurance Act, as amended, 12 U.S.C. § 1818(b), the OCC hereby orders that:

ARTICLE I

JURISDICTION

(1)The Bank is an “insured depository institution” as that term is defined in 12 U.S.C. § 1813(c)(2).

(2)The Bank is a national banking association within the meaning of 12 U.S.C. § 1813(q)(1)(A), and is chartered and examined by the OCC. See 12 U.S.C. § 1 et seq.

(3)The OCC is the “appropriate Federal banking agency” as that term is defined in 12 U.S.C. § 1813(q) and is therefore authorized to initiate and maintain this cease and desist action against the Bank pursuant to 12 U.S.C. § 1818(b).

ARTICLE II

COMPTROLLER’S FINDINGS

The Comptroller finds, and the Bank neither admits nor denies, the following:

(1)For several years, the Bank has failed to implement and maintain an enterprise- wide risk management and compliance risk management program, internal controls, or a data governance program commensurate with the Bank’s size, complexity, and risk profile.

(2)The OCC has identified the following deficiencies, noncompliance with 12 C.F.R. Part 30, Appendix D, “OCC Guidelines Establishing Heightened Standards for Certain Large Insured National Banks, Insured Federal Savings Associations, and Insured Federal Branches,” or unsafe or unsound practices with respect to the Bank’s enterprise-wide risk management and compliance risk management program:

(a)	failure to establish effective front-line units and independent risk management as required by 12 C.F.R. Part 30, Appendix D;
(b)	failure to establish an effective risk governance framework as required by

12 C.F.R. Part 30, Appendix D;

(c)	failure of the Bank’s enterprise-wide risk management policies, standards, and frameworks to adequately identify, measure, monitor, and control risks; and
(d)	failure of compensation and performance management programs to incentivize effective risk management.

(3)The OCC has identified unsafe or unsound practices with respect to the Bank’s internal controls, including, among other things, an absence of clearly defined roles and responsibilities and noncompliance with multiple laws and regulations.

(4)The OCC has identified the following deficiencies, noncompliance with 12 C.F.R. Part 30, Appendix D, or unsafe or unsound practices with respect to the Bank’s data quality and data governance, including risk data aggregation and management and regulatory reporting:

(a)	failure to establish effective front-line units, independent risk management, internal audit, and control functions as required by 12 C.F.R. Part 30, Appendix D;
(b)

inability to develop and execute on a comprehensive plan to address data governance deficiencies, including data quality errors and failure to produce timely and accurate management and regulatory reporting; and

(c)	inadequate reporting to the Board on the status of data quality and progress in remediating identified deficiencies.

(5)In addition to the deficiencies, noncompliance with 12 C.F.R. Part 30, Appendix D, and unsafe or unsound practices detailed in paragraphs (2) – (4) above, the OCC has determined that Board and senior management oversight is inadequate to ensure timely, appropriate actions to correct the serious and longstanding deficiencies and unsafe or unsound practices in the areas of risk management, internal controls, and data governance at the Bank. Furthermore, inadequate reporting to the Board hinders its ability to provide effective oversight.

(6)By reason of the foregoing conduct, the Bank was in noncompliance with 12 C.F.R. Part 30, Appendix D, and engaged in unsafe or unsound practices that were part of a pattern of misconduct.

(7)The foregoing conduct also contributed to violations of law and regulation and continuous noncompliance with 12 C.F.R. Part 30, Appendix D. Among other things, the Bank’s deficiencies in internal controls and compliance risk management have contributed to violations of laws and regulations and the OCC assessed civil money penalties in 2019 based specifically on violations of the Fair Housing Act, 42 U.S.C. § 3601—19, and its implementing regulation, 24 C.F.R. Part 100; violations of the holding period for other real estate owned, 12 U.S.C. § 29 and 12 C.F.R. § 34.82; and in 2020 based specifically on violations of the Flood Disaster Protection Act, as amended, 42 U.S.C. § 4012a(f), and its implementing regulations, specifically 12 C.F.R. § 22.7(a).

(8)The Bank has begun taking corrective action and has committed to taking all necessary and appropriate steps to remedy the deficiencies identified by the OCC.

ARTICLE III

COMPLIANCE COMMITTEE

(1)Within fifteen (15) days of the effective date of this Order, the Board shall appoint a Compliance Committee of at least five (5) members of which a majority shall be directors of the Bank who are not employees or officers of the Bank or any of its subsidiaries or affiliates. The Board shall submit in writing to the Examiner-in-Charge the names of the members of the Compliance Committee within ten (10) days of their appointment. In the event of a change of the membership, the Board shall submit in writing to the Examiner-in-Charge within ten (10) days the name of any new or resigning committee member. The Compliance Committee shall monitor and oversee the Bank’s compliance with the provisions of this Order. The Compliance Committee shall meet at least quarterly and maintain minutes of its meetings.

(2)Within one hundred twenty (120) days of the effective date of this Order, and on a quarterly basis thereafter, the Compliance Committee shall submit to the Board a written progress report setting forth in detail:

(a)	reporting of data quality that includes metrics that are accurate and meaningful;
(b)	a description of the corrective actions needed to achieve compliance with each Article of this Order and the associated milestones;
(c)	the specific corrective actions undertaken to comply with each Article of this Order and the associated milestones; and
(d)	the results and status of the corrective actions.

(3)Upon receiving each written progress report, the Board shall forward a copy of the report, with any additional comments by the Board, to the Examiner-in-Charge within forty- five (45) days of the end of each calendar quarter.

ARTICLE IV

COMPREHENSIVE ACTION PLAN

(1)The Bank shall develop an acceptable Consent Order Action Plan (“COAP”) detailing the remedial actions necessary to achieve compliance with Articles VI through XII of this Order. Separately, the Bank shall develop an acceptable Data Governance Plan (“DGP”)

detailing the remedial actions necessary to achieve compliance with Article V. Collectively, the DGP and the COAP are referred to in this Order as “the Comprehensive Action Plan.” At the time the Bank is required to submit the DGP pursuant to Article V, Paragraph (2), the Bank shall submit the Comprehensive Action Plan to the Examiner-in-Charge for review and prior written determination of no supervisory objection by the Deputy Comptroller. In addition to the required contents of the DGP set forth in Article V, the Comprehensive Action Plan shall specify:

(a)	a description of the corrective actions needed to achieve compliance with each Article of this Order;
(b)	reasonable and well-supported timelines for completion of the corrective actions required by this Order, including the associated milestones; and
(c)	the person(s) responsible for completion of the corrective actions required by this Order.

(2)In the event the Deputy Comptroller requires changes to either the DGP or the COAP, the Bank shall incorporate the required changes into the appropriate Plan and submit the revised DGP or COAP to the Examiner-in-Charge for review and prior written determination of no supervisory objection by the Deputy Comptroller.

(3)Upon receipt of a written determination of no supervisory objection from the Deputy Comptroller, the Board, or a designated Board Committee, shall ensure the Bank has timely adopted and implemented all corrective actions required by this Order, and shall verify the Bank adheres to the Comprehensive Action Plan, including the timelines set forth within the Plan.

(4)The Bank shall not take any action that will cause a significant deviation from, or material change to, the Comprehensive Action Plan. Where the Bank considers modifications to the DGP or COAP appropriate, the Bank shall submit a revised DGP or COAP containing the proposed modifications to the Examiner-in-Charge for prior written determination of no supervisory objection by the Deputy Comptroller. Upon receipt of a written determination of no supervisory objection from the Deputy Comptroller, the Board, or a designated Board Committee, shall ensure the Bank has timely adopted and implemented all corrective actions required by this Order, and shall verify the Bank adheres to the revised DGP or COAP.

(5)Upon written request by the Deputy Comptroller or the Examiner-in-Charge, the Bank shall modify the Comprehensive Action Plan to address deficiencies in Matters Requiring Attention if such deficiencies substantially relate to Articles V thorough XII of this Order.

(6)Within ninety (90) days of receipt of a prior written determination of no supervisory objection to the DGP and COAP, and on a quarterly basis thereafter, the Bank shall prepare, and shall submit to the Board, a written DGP and COAP progress report setting forth in detail:

(a)	the specific corrective actions undertaken to comply with each Article of this Order and to achieve associated milestones,
(b)	the results and status of the corrective actions,
(c)	a listing of all changes made to the Plans since the last progress report, and
(d)

a description of the outstanding corrective actions needed to achieve compliance with each Article of this Order and the party or parties responsible for the completion of outstanding corrective actions.

The Board shall forward a copy of the report, with any additional comments by the Board, to the

Examiner-in-Charge within forty-five (45) days of the end of each calendar quarter.

(7)Within one hundred twenty (120) days of receipt of a prior written determination of no supervisory objection to the Comprehensive Action Plan and annually thereafter, the Bank’s Internal Audit department shall complete an assessment of the Bank’s progress towards implementing and adhering to the Plan. The findings shall be memorialized in writing and include the root causes and thematic analysis of any identified significant deficiencies. Within thirty (30) days of completing the assessment, the findings shall be provided to the Compliance Committee and the Examiner-in-Charge.

ARTICLE V

DATA GOVERNANCE PROGRAM

(1)Within one hundred twenty (120) days of the effective date of this Order, the Bank shall perform an analysis of its current data quality, aggregation, and management and regulatory reporting policies, procedures, and processes, including its End-User-Computing (“EUC”) processes, (collectively, “current data governance state”) to identify all gaps between the Bank’s current data governance state and the ongoing and planned corrective actions required to address all known data governance and EUC-related deficiencies identified by the Bank or the OCC, and submit a report of the analysis (the “Data Governance Gap Analysis Report”) to the Examiner-in Charge.

(2)Within ninety (90) days after the submission of the Data Governance Gap Analysis Report, the Bank shall submit to the Examiner-in-Charge, for review and prior written determination of no supervisory objection by the Deputy Comptroller, an acceptable DGP as required by Article IV, Paragraph (1), designed to improve the Bank’s Data Governance Program. The Data Governance Program, addressed through the DGP, shall ensure that data, throughout its lifecycle, is accurate, consistent, timely, and complete and there is integrity in processing in order to facilitate timely and accurate management and regulatory reporting so that management can make prompt and effective decision-making during normal times and periods of stress.

In addition to the requirements set forth in Article IV with respect to the DGP, the DGP shall include:

(a)	The remaining corrective action as identified in the analysis required by Paragraph (1) of this Article and identify the specific outcomes the Bank expects the remaining corrective action to achieve.
(b)	A comprehensive data governance framework, operating model, and management oversight that, at a minimum, shall:
(i)	Establish clear roles, responsibilities, and accountability for respective front-line units, independent risk management, internal audit, and relevant control functions.
(ii)

Identify the skills and expertise needed to execute the DGP and any gaps with current staff, along with a program to develop, attract, and retain talent and maintain appropriate staffing levels to fulfill respective roles in the Bank’s Data Governance Program.

(iii)	Ensure adequate financial resources to develop and implement the DGP, and procedures for notifying the OCC of any material changes:
1.	to the financial resources allocated in the DGP that received a written determination of no supervisory objection; and

2.	between the amount of financial resources actually expended in connection with the DGP versus the amount allocated in the DGP that received a written determination of no supervisory objection.
(iv)	Establish and ensure adherence to consistent and comprehensive data policies, procedures, and standards.
(v)	Strengthen procedures and processes for identifying, reporting, monitoring, escalating, and remediating all data quality concerns.
(vi)	Strengthen procedures and processes for the continuous improvement of data quality.
(vii)

Implement policies, procedures, and processes for identifying and reporting significant exceptions to the Data Governance Program, DGP, or the policies, procedures, or processes adopted pursuant to this Paragraph to the Board or a designated Board Committee and either Board or designated Board Committee approval of the exception or timely remediation if not approved by the Board or designated Board Committee.

(viii)

Implement a comprehensive training program on the Bank’s Data Governance Program for all personnel responsible for data quality, data aggregation, management and/or regulatory reporting, including the monitoring, testing, and/or validation of data quality, aggregation, and/or reporting, and adherence to the DGP.

(c)	The comprehensive enterprise-wide adoption of improved foundational capabilities for data quality, risk aggregation, and reporting.
(d)	The thorough redesign of data architecture, re-engineering of processes, and modernization of system applications and information technology infrastructure that at a minimum shall:
(i)	maximize straight-through processing and minimize manual inputting and adjustments;
(ii)	simplify and consolidate applications with common functionalities, eliminate disparate systems, and strengthen data quality controls;
(iii)	ensure that ledger and reporting systems are standardized to the fullest extent possible;
(iv)	ensure consistent adoption of authoritative data sources, reference data sets, enterprise-data sets; and those ledger and reporting systems that are standardized;
(v)	define enterprise-data sets that are shared across sectors and business units;
(vi)	establish inventory control over authoritative data sources and reference data; and
(vii)	ensure consistent enterprise-wide adherence by all business units and third parties to standardized technology solutions and minimize sector variances.
(e)	Complete implementation of all improvements to data and systems relied upon for liquidity risk management including:

(i)	Board-approved tolerances for internal liquidity data quality reporting metrics;
(ii)	systems and reporting being produced in accordance with timeframes needed by management to make decisions;
(iii)

identification, inventory, and evaluation of limitations of all systems and data sources required for report generation, and the development and implementation of the corrective action necessary to address these limitations;

(iv)	procedures and testing requirements for validation of system(s) data that feeds into liquidity reporting; and
(v)	procedures and processes to ensure that senior management reports to the Board include significant liquidity concentrations to ensure they are within the Board’s risk tolerances.
(f)	An EUC Tools Framework that shall, at a minimum, include:
(i)	an action plan to reduce EUC tools required to achieve and maintain complete, timely, and accurate regulatory, management, and risk reporting during normal times and during times of stress;
(ii)	the updating and implementation of enterprise-wide policies, procedures, standards, and controls, as needed, for the use of EUC tools;
(iii)	policies and procedures to ensure that independent risk management verifies the Bank’s compliance, on an ongoing basis,

with policies, procedures, standards, and controls for the use of EUC tools; and

(iv)	ongoing processes to inventory, track, and report compliance with the policies, procedures, standards, and controls for the use of EUC tools.

ARTICLE VI

ENTERPRISE-WIDE RISK MANAGEMENT PROGRAM

(1)At the time the Bank is required to submit the DGP pursuant to Article V, Paragraph (2), the Bank shall submit to the Examiner-in-Charge, for review and prior written determination of no supervisory objection by the Deputy Comptroller, an acceptable Enterprise- Wide Risk Management Plan (“ERMP”) containing a complete description of the actions that are necessary and appropriate to achieve compliance with this Article, including timeframes for corrective action. In the event the Deputy Comptroller directs the Bank to revise the ERMP, the Bank shall promptly make the necessary and appropriate revisions and submit the revised ERMP to the Examiner-in-Charge for review and prior written determination of no supervisory objection by the Deputy Comptroller.

(2)The Enterprise-Wide Risk Management Program, addressed through the ERMP, shall, at a minimum, include enhancements that result in:

(a)	Enterprise-wide risk management policies to improve the identification of growing, emerging, or otherwise material concentrations and idiosyncratic risks and better define exposures to such risks.
(b)	A risk appetite framework that ensures:
(i)	For risks with a quantitative risk appetite statement, the development of metrics that align to the top risks within each key risk area, including appropriately meaningful limits that reflect the Board’s risk tolerances, which tolerances shall be tied to risk appetite metrics utilized by front-line units.

(ii)	Qualitative statements specify how risks will be measured.
(iii)

Qualitative assessments within risk appetite reporting clearly indicate whether a risk is consistent with the Board-approved Risk Appetite Statement and that the conclusion is adequately supported and documented.

(c)	A requirement that each front-line unit implement and adhere to a comprehensive risk control self-assessment framework, to include:
(i)	a description of the scope of all operations;
(ii)	all significant risks associated with operations;
(iii)	specific controls for each identified risk; and
(iv)	an assessment of the controls, risk management, and compliance with the Bank’s risk appetite and associated limits or thresholds.
(d)

The establishment and documentation of the responsibility and accountability for risk management related functions in each front-line unit and independent risk management unit including the establishment of procedures and processes that clearly define risk management related roles and responsibilities for each unit, and that ensures compliance with enterprise-wide corporate policies, and laws and regulations.

(e)	A program in each front-line unit and independent risk management unit to measure, monitor, aggregate, limit, and control risks consistent with the Bank’s:
(i)	risk appetite statement and established policies relating to this statement;
(ii)	concentration risk limits and established policies relating to these limits;
(iii)	strategic, capital, and liquidity plans;
(iv)	stress testing; and
(v)	processes for new or modified product or services approval.
(f)	The establishment of additional or modified key risk indicator metrics at both the enterprise and line of business, or group, levels.
(g)

The identification of the skills and expertise needed to execute the ERMP and of any gaps with current staff, along with a program to develop, attract, and retain talent and maintain appropriate staffing levels to fulfill respective roles in the Bank’s enterprise-wide risk management framework.

(h)

Written policies and procedures to ensure that independent risk management promotes effective oversight and control of risks that is appropriately independent of the related line of business and that it has the requisite stature, authority, and resources, including sufficient staffing to provide such oversight and control. At a minimum, independent risk management shall:

(i)	review and enhance, as appropriate, its management structure to ensure that it promotes effective and independent oversight and control of risks; and

(ii)

develop and implement effective monitoring and testing measures for risks to ensure business lines, as relevant, follow applicable laws, regulations, policies, and procedures, and properly remediate any identified deficiencies; and to ensure effective testing of design and execution of risk controls.

(i)	Enterprise-wide policies and processes to ensure effective risk governance and oversight when lines of business are realigned or redesigned.
(j)

Procedures and processes for identifying, reporting, escalating, and remediating limit breaches, significant compliance concerns, and significant risk management concerns and for documenting the identification, reporting, escalation, and remediation of such concerns.

(k)	A comprehensive training program for front-line and independent risk management staff on the Bank’s Enterprise-Wide Risk Management Program.
(l)

Procedures and processes for identifying and reporting to the Board significant exceptions to the Enterprise-Wide Risk Management Program, ERMP, or the policies, procedures, or processes adopted pursuant to this Paragraph and for requiring either Board approval of the exception or timely remediation of the exception if not approved by the Board.

(3)Upon receipt of a written determination of no supervisory objection to the ERMP, the Board shall ensure that the Bank implements and adheres to the ERMP. Any proposed changes or material deviation from the ERMP required by Paragraph (1) of this Article shall be submitted in writing to the Examiner-in-Charge for review and prior written determination of no supervisory objection by the Deputy Comptroller.

ARTICLE VII

COMPLIANCE RISK MANAGEMENT

(1)At the time the Bank is required to submit the DGP pursuant to Article V, Paragraph (2), the Bank shall submit to the Examiner-in-Charge, for review and prior written determination of no supervisory objection by the Deputy Comptroller, an acceptable Compliance Risk Management Plan (“CRMP”) containing a complete description of the actions that are necessary and appropriate to achieve compliance with this Article, including timeframes for corrective action. In the event the Deputy Comptroller directs the Bank to revise the CRMP, the Bank shall promptly make the necessary and appropriate revisions and submit the revised CRMP to the Examiner-in-Charge for review and prior written determination of no supervisory objection by the Deputy Comptroller.

(2)The Compliance Risk Management Program, addressed through the CRMP, shall, at a minimum, include enhancements that result in:

(a)	An effective compliance risk governance framework that establishes the roles, responsibilities, and accountability for respective front-line units and independent compliance risk management.
(b)

The establishment of and adherence to policies, processes, and control systems within front-line units to assess, measure, and limit regulatory compliance exposures on an ongoing basis commensurate with the risk profile and risk appetite of the Bank.

(c)	The establishment of and adherence to policies, processes, and control systems within independent compliance risk management to assess,

measure, aggregate, and limit regulatory compliance exposures on an ongoing basis commensurate with the risk profile and risk appetite of the Bank.

(d)	Establishment of and adherence to procedures and processes designed to result in compliance with laws, regulations, and Enterprise-wide corporate policies.
(e)

Establishment and implementation of and adherence to procedures and processes to ensure that Enterprise-wide corporate policies are timely updated on a periodic and as-needed basis to address changes in applicable laws and regulations and to ensure the policies comply with the effective date of such laws and regulations.

(f)

An effective, independent monitoring and testing function supported by sufficiently skilled staff and resources that provides risk-based scope and coverage to provide credible challenge and escalation of issues identified by front-line units.

(g)

Enterprise-wide policies and processes to promote effective compliance governance and to develop and maintain an effective change management program to include the Bank’s products, services, geographies, and/or customer types.

(h)	A program to provide for effective third-party compliance risk management.
(i)	Compliance information systems to measure, track, and report risk.
(j)	Procedures and processes for identifying, reporting, escalating, and remediating significant compliance concerns, including compliance risk management concerns, and for documenting the identification, reporting, escalation, and remediation of such concerns.

(k)

A comprehensive training program for front-line units, independent compliance risk units, and internal audit staff that addresses relevant state and federal laws and regulations and impending publicly-announced changes to state and federal laws and regulations.

(3)Upon receipt of a written determination of no supervisory objection to the CRMP, the Board shall ensure that the Bank implements and adheres to the CRMP. Any proposed changes or material deviation from the CRMP required by Paragraph (1) of this Article shall be submitted in writing to the Examiner-in-Charge for review and prior written determination of no supervisory objection by the Deputy Comptroller.

ARTICLE VIII

CAPITAL PLANNING AND REPORTING

(1)The Bank shall improve the Bank’s capital planning processes that shall, at a minimum, ensure:

(a)	the development of and adherence to effective governance over capital planning and calculations;
(b)	that capital and risk-weighted assets are appropriately identified and reported; and
(c)

that periodic assessments of the Bank’s capital calculations and management and regulatory reporting ensure the capital calculations adequately take into account the Bank’s size, complexity, and overall risk profile.

ARTICLE IX

INTERNAL CONTROLS

(1)The Bank shall enhance the Bank’s internal controls to ensure, at a minimum, that there are:

(a)	Processes that require the relevant line(s) of business or another unit of the Bank, including front-line units and independent risk management, to:
(i)

Perform analyses (or assess analyses previously performed) to diagnose the root cause(s) of the underlying issues that led to internal control related concerns identified by internal audit and/or federal regulators since 2017 and during the time this Order is in effect. The analysis shall, at a minimum, include:

1.	the identification of control gaps, potential exposures, and escalation issues;
2.	the extent of the issue and root cause (i.e. whether systemic);
3.	controllable and uncontrollable factors; and
4.	evaluation of the relevant control design(s) and operating control effectiveness.
(ii)	Develop action plans to remediate the root cause(s), and implement internal controls and oversight, where necessary, to prevent further internal control-related concerns.
(iii)	Assess whether any identified root cause issues may affect other lines of business, products, or services and development of action plans to remediate or prevent internal related concerns in those other areas.

(b)

Processes and procedures to ensure that the limit framework considers the unique aspects and complexity of the businesses and products to which the limit framework applies and adequately protects the Bank against levels of risk.

(c)	Processes and procedures for reassessing limits whenever there are changes to the related methodology and assumptions.

(d)Policies, processes, and procedures for improving reporting to the Board and senior management that, at a minimum, shall:

(i)	capture significant enterprise-level concentrations, exposures, and limit breaches; and
(ii)	include relevant underlying analysis of current and emerging risks, growth trends, and geographical concentrations.

ARTICLE X

STAFFING AND TECHNOLOGY RESOURCE ASSESSMENT

(1)At the time the Bank is required to submit the DGP required by Article V, Paragraph (2), the Bank shall conduct and submit to the Board, with a copy to the Examiner-in- Charge, a Staffing Assessment (“Staffing Assessment”) for the Bank’s front-line unit functions responsible for risk management, independent risk management functions, and the Bank’s internal audit function to ensure the allocation of adequate resources. At a minimum, the Staffing Assessment will:

(a)	Identify the number of staff along with the aggregate skills and expertise needed to execute and sustain a safe and sound system of internal controls and risk management for the risk management functions of front-line units, independent risk management functions, and internal audit and identify any gaps in those aggregate skills and/or expertise within the Bank’s current staff, including the appropriateness of where the staff has more than one role across functions or business lines (“dual roles”) or where staff has supervisors in more than one function or business (“matrix reporting”).

(b)	Detail how the Bank will address any gaps or deficiencies, including dual roles or matrix reporting, identified pursuant to Paragraph (1)(a) of this Article.
(c)	Ensure the Board performs an annual review of all dual roles and matrix reporting and documents in writing its approval or disapproval of the dual roles and matrix reporting.
(d)

Ensure a robust staffing model that provides for ongoing monitoring of the Bank’s aggregate staffing for the risk management related functions in the front-line units, independent risk management functions, and internal audit function, including addressing the number, skill, and expertise gaps, and dual roles and matrix reporting as identified.

(2)At the time the Bank is required to submit the DGP required by Article V, Paragraph (2), the Bank shall conduct and submit to the Board, with a copy to the Examiner-in- Charge, a Technology Resource Assessment (“Technology Resource Assessment”) for the Bank’s control functions that will provide for the allocation of adequate technology resources. At a minimum, the Technology Resource Assessment will:

(a)

Identify the number and types of technology resources needed to execute and sustain a safe and sound system of internal controls and risk management for control functions and identify any gaps in the number and/or types of resources currently allocated to control functions.

(b)	Detail how the Bank will address any gaps or deficiencies identified pursuant to Paragraph (2)(a) of this Article.
(c)

Ensure a robust resource model that provides for ongoing monitoring of the Bank’s allocation of technology resources for control functions, including addressing gaps in the number and types of resources as identified.

(3)The Compliance Committee shall ensure that management corrects any deficiencies identified by the Staffing and Technology Resource Assessments and implements any plans or recommendations resulting from these Assessments.

(4)Thereafter, the Compliance Committee shall ensure that the Bank, at least as frequently as annually, evaluates:

(a)

the number, skills, expertise, and roles of the staff in the aggregate for risk management related functions in the front-line units, independent risk management functions, and internal audit functions to determine if there are any material deficiencies or gaps in skills or expertise or dual roles and develops a plan to address any identified gaps, deficiencies, or dual roles; and

(b)	the number and types of technology resources in the control functions to determine if there are any material deficiencies or gaps in the number or types of such resources and develops a plan to address any identified gaps or deficiencies.

ARTICLE XI

RESTRICTIONS ON SIGNIFICANT NEW ACQUISITIONS

(1)The Bank shall submit a request to the Examiner-in-Charge for prior written determination of no supervisory objection by the Deputy Comptroller to any significant new acquisitions, including portfolio or business acquisitions. Such request shall include a certification by an appropriate member of the Executive Management Team, made after the Bank has conducted an appropriate review process and analysis (“review process”), that activities relating to the significant new acquisition, will comply with applicable laws and regulations and that the activities would be integrated into any relevant remediations. In addition, the request shall include relevant financial information related to the significant new acquisition.

(2)Within thirty (30) days of the effective date of this Order, the Bank shall submit to the Examiner-in-Charge, for prior written determination of no supervisory objection by the Deputy Comptroller, a plan detailing the proposed review process required by Paragraph (1) of this Article. The proposed review process shall include the criteria the Bank will use to determine if a new acquisition is significant and any categories of ordinary course transactions that will be excluded from the definition of “significant new acquisition” (e.g. securitizations). Once the Bank receives prior written determination of no supervisory objection from the Deputy Comptroller to the review process, the Bank shall adopt, implement, and thereafter adhere to the review process in submitting any request under Paragraph (1) of this Article. With the exception of ordinary course transactions, such as hedging, market making, and securitization transactions (to the extent consistent with recent historical levels), the Bank shall not complete any new portfolio or business acquisitions until it has received prior written determination of no supervisory objection to the review process from the Deputy Comptroller.

(3)After the Bank has submitted a request with respect to any significant new acquisition, the Bank may not complete the acquisition until the Bank receives prior written determination of no supervisory objection from the Deputy Comptroller.

ARTICLE XII

BOARD AND MANAGEMENT OVERSIGHT

(1)The Bank shall enhance the effectiveness of oversight by the Board and senior management in carrying out their oversight and governance of the Bank that shall, at a minimum, ensure:

(a)	Governance processes that shall provide for:
(i)	review and credible challenge by a senior management risk committee;
(ii)

a process for employees in the relevant business line or who are responsible for developing, executing, or validating the Comprehensive Action Plan to escalate concerns about decisions with which they disagree to appropriate senior management; and

(iii)	documented mapping and enhancement of senior management and Board committee risk reporting lines to ensure that there is effective, independent oversight of front-line units.
(b)

Board approval of the Risk Appetite Statement, on an annual basis, after an assessment of the prior year’s Board-approved Risk Appetite Statement, to ensure that quantitative metrics and limits and qualitative statements are relevant to the Bank’s top risks. Any necessary changes shall be made to the Risk Appetite Statement prior to the Board approval. This assessment and the rationale for determining whether any changes need to be made shall be documented.

(c)

Enterprise-wide policies and procedures for tracking, managing, and reporting current and former employee complaints, and ensuring any themes are appropriately identified and reported to a designated Board Committee.

(d)

A review by the Project Manager Office (PMO) staff of all current projects within the scope of the official PMO’s duties, which review shall be completed at or before the time the Bank is required to submit the DGP pursuant to Article V, Paragraph (2). In conducting the review, PMO staff shall:

(i)	ensure that all current projects are being executed in accordance with regulatory principles and internal policy and standards;
(ii)	document all gaps and deficiencies in the project management function that were identified during this review, and develop an action plan to address the identified gaps and deficiencies; and
(iii)

issue a report to the appropriate business unit and independent risk management function that describes the gaps and deficiencies identified during this review and includes the action plan to address them.

(e)	Policies and procedures for improving the Bank’s project management to ensure that projects are managed, monitored, and reported appropriately.

These shall, at a minimum, include:

(i)	Ensuring that all project plans clearly identify the specific desired outcomes.
(ii)

Ensuring timely and comprehensive reviews by the Project Manager Officer or Bank’s Project Management Council (“PMC”), or its functional equivalent, as appropriate, of projects that fail to meet the deadlines set forth in the original project plan, which reviews shall determine the root cause(s) of the failure, and ensuring the root causes of such failures are timely addressed.

(iii)	A methodology to improve project planning sufficient to track and evaluate, during the project’s lifecycle, the performance and progress of projects and the personnel assigned to the project.
(iv)

Assessing senior management in the project management function to ensure project management senior management are appropriate in terms of numbers, skills, and expertise to effectively plan, manage, monitor, and report on projects, and ensuring that any identified gaps are addressed.

(f)

Prior to implementing new activities, products, services, or implementing realignments or redesigns of business units, products, or services, the development and implementation of formal governance and policies, procedures, and processes (collectively, “governance and processes”) that shall, at a minimum, include:

(i)	Appropriate controls and risk management systems to ensure that risks are appropriately identified, measured, monitored, and controlled.

(ii)

An approval process that ensures approvals are timely, conducted by the appropriate personnel, and documented. The approval process shall include a review of the governance and processes required by this subparagraph.

(g)

A description of the actions that the Board and Audit Committee will each take to further improve its oversight of senior management, including holding senior management accountable for implementing and maintaining the corrective action required by this Order. This shall, at a minimum, include:

(i)

Procedures and processes to ensure that reports to the Board, the Audit Committee, and senior management are transparent and comprehensive and contain thorough and complete analysis, including thematic analysis.

(ii)	Policies and procedures to ensure the Bank timely, fully, and effectively remediates all matters requiring attention identified by the OCC.
(iii)	Policies and procedures to ensure that compensation and other incentives are consistent with risk management objectives and measurement standards including:
1.

appropriate consequences for senior management and line of business management for violations of the Bank’s policies, applicable laws and regulations, and adverse risk outcomes and control deficiencies; and

2.

procedures and processes to ensure that compensation and other incentives for senior management, independent risk managers, and line of business management are consistent with risk management objectives and measurement standards and safe and sound operations.

ARTICLE XIII

GENERAL BOARD RESPONSIBILITIES

(1)The Board shall ensure that the Bank has timely adopted and implemented all corrective actions required by this Order, and shall verify that the Bank adheres to the corrective actions and they are effective in addressing the Bank’s deficiencies that resulted in this Order.

(2)In each instance in which this Order imposes responsibilities upon the Board, it is intended to mean that the Board shall:

(a)	authorize, direct, and adopt corrective actions on behalf of the Bank as may be necessary to perform the obligations and undertakings imposed on the Board by this Order;
(b)	ensure the Bank has sufficient processes, management, personnel, control systems, and corporate and risk governance to implement and adhere to all provisions of this Order;
(c)	require that Bank management and personnel have sufficient training and authority to execute their duties and responsibilities pertaining to or resulting from this Order;
(d)	hold Bank management and personnel accountable for executing their duties and responsibilities pertaining to or resulting from this Order;
(e)	require appropriate, adequate, and timely reporting to the Board by Bank management of corrective actions directed by the Board to be taken under the terms of this Order; and

(f)	address any noncompliance with corrective actions in a timely and appropriate manner.

ARTICLE XIV

WAIVERS

(1)	The Bank, by executing and consenting to this Order, waives:
(a)	any and all rights to the issuance of a Notice of Charges pursuant to 12 U.S.C. § 1818;
(b)	any and all procedural rights available in connection with the issuance of this Order;
(c)	any and all rights to a hearing and a final agency decision pursuant to 12 U.S.C. § 1818 and 12 C.F.R. Part 19;
(d)	any and all rights to seek any type of administrative or judicial review of this Order;
(e)

any and all claims for fees, costs, or expenses against the OCC, or any of its officers, employees, or agents related in any way to this enforcement matter or this Order, whether arising under common law or under the terms of any statute, including, but not limited to, the Equal Access to Justice Act, 5 U.S.C. § 504 and 28 U.S.C. § 2412;

(f)

any and all rights to assert this proceeding, the consent to and/or the issuance of this Order, as the basis for a claim of double jeopardy in any pending or future proceeding brought by the United States Department of

Justice or any other governmental entity; and

(g)	any and all rights to challenge or contest the validity of this Order.

ARTICLE XV

OTHER PROVISIONS

(1)Regarding the effect of this Order, and unless the OCC informs the Bank otherwise in writing with respect to any or all of the subparts below:

(a)	pursuant to 12 C.F.R. § 5.3(g)(5), the Bank may be treated as an “eligible bank” for the purposes of 12 C.F.R. Part 5, subject to the requirements contained in 12 C.F.R. § 5.3(g)(1)-(4);
(b)

pursuant to 12 C.F.R. § 5.51(c)(7)(ii), the Bank is not subject to the restrictions in 12 C.F.R. § 5.51 requiring prior notice to the OCC of changes in directors and senior executive officers or the limitations on golden parachute payments set forth in 12 C.F.R. Part 359, subject to the requirements contained in 12 C.F.R. § 5.51(c)(7)(i), (iii); and

(c)	pursuant to 12 C.F.R. § 24.2(e)(4), the Bank may be treated as an “eligible bank” for the purposes of 12 C.F.R. Part 24, subject to the requirements contained in 12 C.F.R. § 24.2(e)(1)-(3).

(2)This Order supersedes all prior OCC communications issued pursuant to 12 C.F.R. §§ 5.3(g)(5), 5.51(c)(7)(ii), and 24.2(e)(4).

ARTICLE XVI

CLOSING

(1)This Order is a settlement of the cease and desist proceeding against the Bank contemplated by the OCC, based on the unsafe or unsound practices and violations of law described in the Comptroller’s Findings set forth in Article II of this Order. The OCC releases and discharges the Bank from all potential liability for a cease and desist order that has been or might have been asserted by the OCC based on the practices and violations described in Article II of this Order, to the extent known to the OCC as of the effective date of this Order.

Notwithstanding this release, the OCC expects the Bank to expeditiously undertake all necessary and appropriate actions to achieve compliance with this Order. The OCC expressly reserves its right to assess future civil money penalties, or take other supervisory and/or enforcement actions, including in circumstances where the OCC determines that the Bank is not making sufficient and sustainable progress towards achieving compliance with this Order. Such actions could include issuing a cease and desist order pursuant to 12 U.S.C. § 1818(b)(6) that imposes additional business restrictions, including possible limitations on the declaration or payment of dividends, and/or requires the Bank to make changes to its senior executive officers or any and/or all members of the Board. Moreover, nothing in this Order, however, shall prevent the OCC from:

(a)	instituting enforcement actions other than a cease and desist order against the Bank based on the Comptroller’s Findings set forth in Article II of this Order;
(b)	instituting enforcement actions against the Bank based on any other findings;
(d)

instituting enforcement actions against institution-affiliated parties (as defined by 12 U.S.C. § 1813(u)) based on the Comptroller’s Findings set forth in Article II of this Order, or any other findings; or

(e)	utilizing the Comptroller’s Findings set forth in Article II of this Order in future enforcement actions against the Bank or its institution-affiliated parties to establish a pattern or the continuation of a pattern.

(2)Nothing in this Order is a release, discharge, compromise, settlement, dismissal, or resolution of any actions, or in any way affects any actions that may be or have been brought by any other representative of the United States or an agency thereof, including, without limitation, the United States Department of Justice.

(3)This Order is:

(a)	a “cease-and-desist order issued upon consent” within the meaning of 12 U.S.C. § 1818(b);
(b)	a “cease-and-desist order which has become final” within the meaning of 12 U.S.C. § 1818(e);
(c)	an “order issued with the consent of the depository institution” within the meaning of 12 U.S.C. § 1818(h)(2);
(d)	an “effective and outstanding . . . order” within the meaning of 12 U.S.C.

§ 1818(i); and

(e)	a “final order” within the meaning of 12 U.S.C. § 1818(i)(2) and (u).

(4)This Order is effective upon its issuance by the OCC, through the Comptroller’s duly authorized representative. Except as otherwise expressly provided herein, all references to “days” in this Order shall mean calendar days, and the computation of any period of time imposed by this Order shall not include the date of the act or event that commences the period of time. The provisions of this Order shall remain effective except to the extent that, and until such time as, such provisions are amended, suspended, waived, or terminated in writing by the OCC, through the Comptroller’s duly authorized representative. If the Bank seeks an extension, amendment, suspension, waiver, or termination of any provision of this Order, or within any plan or program submitted pursuant to this Order, the Board or Board-designee shall submit a written request to the Deputy Comptroller asking for relief. Any request submitted pursuant to this paragraph shall include a statement setting forth in detail the special circumstances that prevent the Bank from complying with the relevant provision(s) of the Order or plan or program submitted pursuant to this Order, and shall be accompanied by relevant supporting documentation. The OCC’s decision concerning a request submitted pursuant to this paragraph, which will be communicated to the Board in writing, is final and not subject to further review.

(5)The Bank will not be deemed to be in compliance with this Order until it has adopted, implemented, and adhered to all of the corrective actions set forth in each Article of this Order; the corrective actions are effective in addressing the Bank’s deficiencies; and the OCC has verified and validated the corrective actions. An assessment of the effectiveness of the corrective actions requires sufficient passage of time for the Bank to demonstrate the sustained effectiveness of the corrective actions.

(6)This Order is not a contract binding on the United States, the United States Treasury Department, the OCC, or any officer, employee, or agent of the OCC and neither the Bank nor the OCC intends this Order to be a contract.

(7)Each citation, guidance, or issuance referenced in this Order includes any subsequent citation, guidance, or issuance that replaces, supersedes, amends, or revises the referenced cited citation, guidance, or issuance.

(8)No separate promise or inducement of any kind has been made by the OCC, or by its officers, employees, or agents, to cause or induce the Bank to consent to the issuance of this Order.

(9)All reports, plans, or programs submitted to the OCC pursuant to this Order shall be forwarded, by overnight mail or via email, to the following:

Greg Sullivan

Examiner-in-Charge

Citibank, N.A.

388 Greenwich St, Floor 20

New York, NY 10013

or such other individuals or addresses as directed by the OCC.

(10)The terms of this Order, including this paragraph, are not subject to amendment or modification by an extraneous expression, prior agreements, or prior arrangements between the parties, whether oral or written.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller as his duly authorized representative, has hereunto set his signature on behalf of the Comptroller.

//s// Digitally Signed, Dated: 2020.10.07

Greg J. Coleman

Deputy Comptroller

Large Bank Supervision

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of Citibank, N.A. have hereunto set their signatures on behalf of the Bank.

/s/	October 2, 2020

Barbara J. Desoer (Chair)	Date

/s/	October 2, 2020

Michael L. Corbat	Date

/s/	October 2, 2020

Ellen M. Costello	Date

/s/	October 2, 2020

Duncan P. Hennes	Date

/s/	October 2, 2020

S. Leslie Ireland	Date

/s/	October 2, 2020

James S. Turley	Date

/s/	October 2, 2020

Deborah C. Wright	Date